Exhibit 23.1



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) dated June 30, 1998, pertaining to the Hvide Marine Incorporated Amended and Restated Equity Ownership Plan of our report dated February 19, 1998 except for the third paragraph of Note 18, as to which the date is March 16, 1998, with respect to the consolidated financial statements of Hvide Marine Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP

Miami, Florida
June 26, 1998